Exhibit 16.1

January 26, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE: Natural Blue Resources, Inc.

We have read Items 4.01 and 4.02 of the Form 8-K report dated January 26, 2010.  We agree with such statements made regarding our firm under Item 4.01.  We have no basis to agree or disagree with other statements made under Item 4.02, other than we agree with the reference made to our firm in that we did not review the September 30, 2009 Form 10-Q.

Sincerely,

/s/:  Child, Van Wagoner & Bradshaw, PLLC
Child, Van Wagoner & Bradshaw, PLLC

1284 W. Flint Meadow Dr. #D
Kaysville, Utah 84037
Telephone 801.927.1337
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
Salt Lake City, Utah 84107
Telephone 801.281.4700
Facsimile 801.281.4701

Suite A, 5/F
Max Share Centre
373 King’s Road
North Point, Hong Kong
Telephone 852.21.555.333
Facsimile 852.21.165.222

www.cpaone.net

Douglas W. Child, CPA
Marty D. Van Wagoner, CPA
J. Russ Bradshaw, CPA
William R. Denney, CPA
Russell E. Anderson, CPA
Scott L. Farnes